                                                                   Exhibit 3.123

                           ARTICLES OF INCORPORATION
                                       OF
                         INNOVATIVE VIDEO SYSTEMS, INC.

            FIRST: The name of this corporation is

                        INNOVATIVE VIDEO SYSTEMS, INC.

            SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

            THIRD: The name and address in this state of the corporation's initial agent for service of process is:

                        Steven Laxineta
                        2472 Angelo Drive
                        Los Angeles, California 90077

            FOURTH: This corporation is authorized to issue only one class of shares of stock, which shall be common stock; the total number of shares which the corporation is authorized to issue shall be One Hundred Thousand (100,000).

            IN WITNESS WHEREOF, for the purposes of forming this corporation under the laws of the State of California the undersigned, the sole incorporator of this corporation, has executed these Articles of incorporation this 2nd day of September, 1981.


                                          /s/ Moshe J. Kupietzky
                                          --------------------------------
                                          MOSHE J. KUPIETZKY


                          DECLARATION OF INCORPORATOR

            The undersigned, MOSHE J. KUPIETZKY, does hereby declare that he is the person whose name is subscribed to the above Articles of Incorporation and that he executed the same by subscribing his name thereto, which execution is his act and deed.

            Executed at Los Angeles, California, this 2nd day of September,
1981.


                                          /s/ Moshe J. Kupietzky
                                          --------------------------------
                                          MOSHE J. KUPIETZKY

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                         INNOVATIVE VIDEO SYSTEMS, INC.

               STEPEHN LAXINETA and JUDITH LAXINETA certify that:

            1. They constitute a majority of the directors of INNOVATIVE VIDEO SYSTEMS, INC., a California corporation.

            2. They hereby adopt the following amendment of the Articles of Incorporation of this corporation:

            A new Article FIFTH is hereby added, to read in full as follows:

            FIFTH: Subject to the provisions of this Article FIFTH, the holders of common shares of this corporation shall have the exclusive right to purchase any common shares of the corporation, and any rights, options, warrants or other instruments of securities exchangeable for, or convertible into, common shares, or evidencing any right to subscribe for, purchase or otherwise acquire common shares, in each event, to the extent issued for cash by the corporation. The portion of the securities which each shareholder shall have the right to purchase in any such issuance shall be in the same percentage of the total number (or principal amount) of securities to be issued as the ratio which the number of common shares held of record by such shareholder on the date set to determining the shareholders entitled to such right, bears to the total number of common shares at the time outstanding. After giving notice of any proposed issuance of common shares and affording the holders of outstanding common shares the opportunity to purchase such shares during a period of twenty
      (20) days after the giving of such notice, the corporation may thereafter sell any of such common shares unsold which are not purchased by holders of common shares without further offering them to holders of common shares. Notwithstanding anything to the contrary expressed or implied hereinabove, the corporation may issue shares of its common stock now or hereafter authorized without first offering the same to the shareholders of the corporation upon exercise of any stock option or warrant granted to, or upon exercise of any stock option or warrant granted by, any employee of the corporation pursuant to any stock option, stock bonus, stock purchase or other similar employee benefit plan or incentive program adopted by the corporation with the affirmative vote or written consent of the majority of the outstanding common shares of the corporation, and similarly may grant options, warrants or stock purchase rights under any one or more of such plans or programs approved by the common shareholders of this corporation without first offering the same to shareholders of the corporation.

            3. No shares have been issued.


                                          /s/ Stephen Laxineta
                                          --------------------------------
                                          Stephen Laxineta


                                          /s/ Judith Laxineta
                                          --------------------------------
                                          Judith Laxineta


      The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at 2412 Angelo Dr., L.A. CA on September 20, 1981


                                          /s/ Stephen Laxineta
                                          --------------------------------
                                          Stephen Laxineta


                                          /s/ Judith Laxineta
                                          --------------------------------
                                          Judith Laxineta

                           CERTIFICATE OF AMENDMENT OF

                          ARTICLES OF INCORPORATION OF

                         INNOVATIVE VIDEO SYSTEMS, INC.

      STEPHEN LAXINETA and RONALD J. PION, M.D., certify that:

      1. They are the President and the Secretary, respectively, of INNOVATIVE VIDEO SYSTEMS, INC. a California corporation.

      2. They hereby adopt the following amendments to the Articles of Incorporation of this Corporation:

      Article FIRST is amended to read as follows:

      "The name of this Corporation is HOSPITAL SATELLITE NETWORK, INC."

      Article FOURTH is amended to read as follows:

                  "A. This Corporation is authorized to issue two classes of shares to be designated respectively as "Common Shares" and "Preferred Shares." The number of authorized Common Shares shall be Five Thousand (5,000) and each of such shares shall have a par value of $0.001. The number of authorized Preferred Shares shall be One Hundred (100), and each of such shares shall have a par value of One Dollar ($1.00). The Preferred Shares shall be issuable from time to time in one or more series; the number of shares in such series and the designation of such series to be issued shall be determined, from time to time, by the Board of Directors of the Corporation.

                  B. The Board of Directors is authorized to issue shares of Preferred Stock from time to time in one or more series; to fix or alter the dividend rights, dividend rate, conversion rights, voting rights and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences, or any of them, as to wholly unissued series of shares of Preferred Stock; and to fix the number of shares constituting any such series and designation thereof, or any of them, and to increase or decrease the number of shares in any series subsequent to the issuance of shares of that series, but not below the number of shares of any series then outstanding, in case the number of shares of such series be so increased, the shares outstanding upon such increase shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                  Upon this amendment becoming effective, each issued and outstanding share of Common stock is reclassified as one share of $0.001 par value of Common stock, and each issued and outstanding share of Preferred stock is reclassified as one share of $1.00 par value of Preferred stock."

      Article FIFTH is amended to read as follows:

      "The shareholders of any class of stock, upon the issue or sale of shares of stock of that class (whether now or hereafter authorized) or of any securities convertible into the stock of such class, have the right, during such period of time and on such conditions as the Board of Directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective holdings of stock of that class, at such price or prices as the Board of Directors may from time to time prescribe and as may be permitted by law."

      Article SIXTH is added to read as follows:

      "A quorum at all meetings of shareholders shall consist of not less than 91% of the shares entitled to vote. Approval of any amendment to the Articles of Incorporation, the By-Laws, filling any vacancy on the Board of Directors, a reorganization within the meaning of Section 181 or Chapter 19 of Title 1, Division 1 of the California Corporations Code, or a sale of all or substantially all the assets of the Corporation shall require the affirmative vote of 91% of the shares entitled to vote."

      Article SEVENTH is added to read as follows:

      "A quorum at all meetings of the Board of Directors, except as provided herein, shall consist of no less than five members of the Board. The affirmative vote of no less than five directors shall be required for the following action:

            (a) Approval of any reorganization, within the meaning of Section 181 or Chapter 19 of Title 1, Division 1 of the California Corporations Code.

            (b) Any removal from office of any officer unless such officer has been convicted of a felony, or said officer is in violation of any employment contract he may have with the Corporation.

            (c) The sale of all, or substantially all, the assets of the Corporation.

            (d) Any rejection of a related business opportunity that is submitted to the board of directors pursuant to a shareholders' agreement as defined therein.

            (e) The incurring of any voluntary indebtedness if the result of such transaction is to cause the ratio of debt to equity to exceed 200 percent as such ratio appears on the books of the Corporation, maintained in accordance with generally accepted accounting principles.

            (f) Any proposed amendment to the Articles of Incorporation.

            (g) Any modification or alteration of the rights, preferences, privileges or restrictions of any Class or series of preferred stock.

            At any meeting of the Board of Directors to consider the resignation and removal of directors, a quorum shall consist of five directors, and any action with respect thereto shall require the approval of five directors."

      3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

      4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporation Code. The total number of outstanding shares of the corporation is 1,000 shares common stock. The number of shares voting in favor of the amendment was all of the outstanding shares of this Corporation.


                                          /s/ Stephen Laxineta
                                          ----------------------------
                                          STEPHEN LAXINETA,
                                          President


                                          /s/ Ronald J. Pion
                                          ----------------------------
                                          RONALD J. PION, M.D.
                                          Secretary

      The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at Los Angeles, California on April 25, 1983.


                                          /s/ Stephen Laxineta
                                          ----------------------------
                                          STEPHEN LAXINETA


                                          /s/ Ronald J. Pion
                                          ----------------------------
                                          RONALD J. PION, M.D.

                           CERTIFICATE OF AMENDMENT OF

                          ARTICLES OF INCORPORATION OF

                        HOSPITAL SATELLITE NETWORK, INC.

      STEPHEN LAXINETA and RONALD J. PION, M.D., certify that:

      1. They are the President and the Secretary, respectively, of HOSPITAL SATELLITE NETWORK, INC., a California corporation.

      2. They hereby adopt the following amendments to the Articles of Incorporation of this Corporation:

      Article FOURTH is amended to read follows:

            "A. This Corporation is authorized to issue three classes of shares to be designated respectively as "Common Shares", "Preferred Shares" and "Class A Preferred Stock." The number of authorized Common Shares shall be Five Thousand (5,000) and each of such shares shall have a par value of $0.001. The number of authorized Preferred Shares shall be One Hundred (100), and each of such shares shall have a par value of One Dollar ($1.00). The number of authorized Class A Preferred Stock shall be Fifty Thousand (50,00), and each of such shares shall have a par value of One Hundred Dollars ($100.00) The Preferred Shares and the Class A Preferred Stock shall be issuable from time to time in one or more series; the number of shares to be issued shall be determined, from time to time, by the Board of Directors of the Corporation.

            B. The Board of Directors is authorized to issue the Preferred Shares and the Class A Preferred Stock from time to time in one or more series; to fix or alter the dividend rights, dividend rate, conversion rights, voting rights and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences, or any of them, as to wholly unissued series of shares of Preferred Shares and Class A Preferred Stock; and to fix the number of shares constituting any such series and designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of such series be decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

      3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

      4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of this Corporation entitled to vote with respect to the amendment is 5,000 shares Common Stock. The number of shares voting in favor of the amendment was all of the outstanding shares of Common stock of this Corporation.

      In witness hereof, the undersigned have executed this Certificate on April 10, 1984.


                                          /s/ Stephen Laxineta
                                          ----------------------------
                                          STEPHEN LAXINETA
                                          President


                                          /s/ Ronald J. Pion
                                          ----------------------------
                                          RONALD J. PION, M.D.
                                          Secretary

      The undersigned, Stephen Laxineta, President, and Ronald J. Pion, M.D., Secretary, of Hospital Satellite Network, Inc., each declares under penalty of perjury that the matters set out in the foregoing Certificate are true and correct of his own knowledge. Executed at Los Angeles, California on April 10, 1984.


                                          /s/ Stephen Laxineta
                                          ----------------------------
                                          STEPHEN LAXINETA
                                          President


                                          /s/ Ronald J. Pion
                                          ----------------------------
                                          RONALD J. PION, M.D.
                                          Secretary

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                           PRIMARK CAPITAL GROUP, INC.

                                       AND

                        HOSPITAL SATELLITE NETWORK, INC.

            AGREEMENT AND PLAN OF MERGER, dated as of April 29, 1988 by and between Primark Capital Group, Inc., a Delaware corporation ("Capital"), and Hospital Satellite Network, Inc., a California corporation ("HSN").

            WHEREAS, the terms and conditions of the merger (the "Merger") herein contained were by Actions by Written Consent dated as of April 29, 1988 advised, authorized and approved by the Board of Directors of each of Capital and HSN, and approved by the sole shareholder of each of Capital and HSN.

            NOW, THEREFORE, in consideration of the mutual agreements herein contained, Capital and HSN agree that in accordance with the Delaware General Corporation Law (the "DGCL") and the California General Corporation Law (the "CGCL"), Capital shall, on the Effective Date of the Merger (as hereinafter defined), be merged into HSN, which shall be the surviving corporation (the "Surviving Corporation"), and that the terms and conditions of the Merger, the mode of carrying it into effect and other details and provisions deemed necessary or proper are and shall be as set forth below:

                                 PLAN OF MERGER

            FIRST: Capital shall be, on Effective Date of the Merger, merged with and into HSN, which shall be the Surviving Corporation and which shall be renamed Primark Capital Group, Inc. (Capital and HSN are hereinafter sometimes collectively referred to as the "Constituent Corporations").

            SECOND: (a) The Articles of Incorporation of HSN, as in effect on the Effective Date of the Merger, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation, except that:

            Article FIRST is amended to read in its entirety as follows:

            The name of this corporation is Primark Capital Group, Inc.,

            Article FIFTH is amended to read in its entirety as follows:

            In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

            Article SIXTH is amended to read in its entirety as follows:

            Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of California, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of California at such places or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

            Article SEVETH is amended to read in its entirety as follows:

            The Corporation reserves the right to amend, alter, change or repeal any provision in these Articles of Incorporation, in the manner now or hereafter prescribed by statute or these Articles, and all rights conferred upon the stockholders by these Articles are granted subject to this reservation.

            Article EIGHT is added to read as follows:

            The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted under California law. No amendment to or repeal of this Article EIGHT shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

            Article NINTH is added to read as follows:

            The Corporation is authorized to provide indemnification of agents, as that term is defined in Section 317 of the California General Corporation Law, in excess of that expressly permitted by said Section 317, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the fullest extent such indemnification may be authorized hereby, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law. The Corporation is further authorized to provide insurance for agents as set forth in Section 317 of the California General Corporation Law, provided that, in cases where the Corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in
Section 317, as amended.

                  (b) The by-laws of HSN, as in effect immediately prior to the Effective Date of the Merger, shall be the by-laws of the Surviving Corporation, to remain in full force and effect until the same shall be amended or repealed as provided therein.

            THIRD: (a) On the Effective Date of the Merger, Stephen H. Curran shall become a director of the Surviving Corporation. Joseph E. Kasputys and Michael R. Kargula, both of whom are currently directors of HSN, shall remain directors of the Surviving Corporation and shall, together with Stephen H. Curran, serve as directors of the Surviving Corporation until their respective successors shall have been duly qualified and elected.

                  (b) On the Effective Date of the Merger, Peter A. Feeney, David S. Kerin, Russell B. Benfold, Richard Schreier and Jack Weiblen will resign from the positions of President and Chief Executive Officer, Senior Vice President, Vice President-Sales and Marketing, Vice President-Programming, and Chairman, respectively, of HSN, and shall be appointed President and Chief Executive Officer, Senior Vice President, Vice President-Sales and Marketing, Vice President-Programming, and Chairman, respectively, of Hospital

Satellite Network, an unincorporated business division of the Surviving Corporation, to serve until their respective successors shall have been duly appointed. On the Effective Date of the Merger, Joseph E. Kasputys and Michael
R. Kargula, Stephen H. Curran and William J. Swift III shall be appointed President and Chief Executive Officer, Vice President and Secretary, and Vice President and Treasurer, and Vice President of Tax, respectively, of the Surviving Corporation, to serve until their respective successors shall have been duly appointed.

            FOURTH: (a) On the Effective Date of the Merger, each of the 1000 shares of the common stock of Capital, $1.00 par value, issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into five (5.00) shares of the common stock, $0.001 par value, of HSN; one-tenth (0.10) of one share of the preferred stock, $1.00 par value, of HSN; and twenty-five (25.00) shares of the Class A preferred stock, par value $100.00, of HSN.

                  (b) On the Effective Date of the Merger, each of the 5,000 shares of common stock, $0.001 par value; 100 shares of preferred stock, $1.00 par val-ue; and 25,000 shares of Class A preferred stock, $100.00 par value, of HSN issued and outstanding immediately prior to the Effective Date of the Merger (all of which are owned of record and beneficially by Capital) shall be cancelled.

            FIFTH: On the Effective Date of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of any state of the United States, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason hereof; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be reserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

            SIXTH: As soon as practicable after the date hereof: the Surviving Corportion shall file or cause to be filed (i) a Certificate of Merger with the Secretary of State of Delaware in accordance with Section 252 of the DGCL; and
(ii) a copy of this Agreement and Plan of Merger and Officers' Certificates with the Secretary of State of California in accordance with Section 1103 of the CGCL (each such filing is referred to herein as a "Merger Filing"). As soon as practicable following the aforementioned filing with the Secretarry of State of Delaware, the Surviving Corporation shall file or cause to be filed a copy of the aforesaid Certificate of Merger, certified by the Secretary of State of Delaware, in the Office of the Recorder of New Castle County in Delaware, in accordance with Section 103 of the DGCL.

            SEVENTH: The Merger shall become effective and the corporate existence of Capital shall cease upon the later of the Merger Filings. The date and time of such later Merger Filing shall be the "Effective Date of the Merger" as said term is used in this Agreement and Plan of Merger.

            EIGHT: This Agreement and Plan of Merger may be terminated or amended (subject to limitations on such amendments imposed by the DGCL and the CGCL) by the Board of Directors of either Constituent Corporation prior to the time that a Merger Filing has been made.

            IN WITNESS WHEREOF, this Agreement and Plan of Merger has been signed by the President of each of the Constituent Corporations and each of the Constituent Corporations has caused its corporate seal to be hereunder affixed and attested by its Secretary, all as of the date of this Agreement and Plan of Merger.

                                              Primark Capital Group, Inc.


                                              By: /s/ Joseph E. Kasputys
                                                  ------------------------------
                                                  Joseph E. Kasputys
                                                  President

[Seal]

Attest:


By: /s/ Michael R. Kargula
   --------------------------
   Michael R. Kargula
   Secretary


                                              Hospital Satellite Network, Inc.


                                              By: /s/ Peter A. Feeney
                                                  ------------------------------
                                                  Peter A. Feeney
                                                  President

[Seal]

Attest:


By: /s/ Linda Luke Lee
   --------------------------
   Linda Luke Lee
   Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                           PRIMARK CAPITAL GROUP, INC.

Kenneth T. Nelson and Cynthia L. Hathaway certify:

      1. That they are the Vice President/Assistant Treasurer and Secretary respectively of Primark Capital Group, Inc., a California corporation (the "Corporation").

      2. That by written consent in lieu of a special meeting of the board of directors executed with effect as of Septemeber 20, 1990, the following resolution was adopted by the board of directors of the Corporation:

      RESOLVED, that the Articles of Incorporation of the Corporation be, and it hereby is, amended by deleting Article First in its entirety and inserting in its place the following new language:

      1. The name of the Corporation is Health & Sciences Network, Inc.

      3. That the shareholders have adopted said amendment by written consent. That the wording of the amended article, as set forth in the shareholders' written consent, is the same as that set forth in the directors' resolution in Paragraph 2 above.

      4. That the number of shares represented by shareholders' written consent is 5,000 common shares. That the total number of shares entitled to vote on or consent to the amendment is 5,000 common shares.


                                        /s/ Kenneth T. Nelson
                                        ----------------------------------------
                                        Kenneth T. Nelson
                                        Vice President and Assistant Treasurer


                                        /s/ Cynthia L. Hathaway
                                        ----------------------------------------
                                        Cynthia L. Hathaway
                                        Secretary

      The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

      EXECUTED at Fairfax, Virginia on September 28, 1990.


                                        /s/ Kenneth T. Nelson
                                        ----------------------------------------
                                        Kenneth T. Nelson



                                        /s/ Cynthia L. Hathaway
                                        ----------------------------------------
                                        Cynthia L. Hathaway

                              CERTIFICATE OF MERGER

                                       OF

                              HSN ACQUISITION, INC.

                                  WITH AND INTO

                         HEALTH & SCIENCES NETWORK, INC.

      It is hereby certified that:

      1. The constituent business corporations participating in the merger herein certified are:

            (i) HSN Acquisition. Inc., which is incorporated under the laws of the State of Delaware; and

            (ii) Health & Sciences Network, Inc., which is incorporated under the laws of the State of California.

      2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of Section 252(c) of the General Corporation Law of the State of Delaware.

      3. The name of the surviving corporation in the merger herein certified is Health & Sciences Network, Inc., which will continue its existence as said surviving corporation under said name, upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of California.

      4. The Certificate of Incorporation of Health & Sciences Network, Inc. shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed in accordance with the provisions of the General Corporation Law of the State of California.

      5. The executed Agreement of Merger to which the aforesaid constituent corporations are parties is on file at the principal place of the aforesaid surviving corporation, the address of which is as follow:

                                9300 Lee Highway
                                Fairfax, VA 22031

       6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of either of the aforesaid constituent corporations.

       7. Health & Sciences Network, Inc., as the surviving corporation, hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of HSN Acquisition, Inc., as well as for enforcement of any obligation of the surviving corporation arising from the merger herein certified, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware. Health & Sciences Network, Inc. hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any suit or other proceedings. The address to which a copy of which process may be mailed by the Secretary of State of the State of Delaware is as follows

                                9300 Lee Highway
                                Fairfax, VA 22031

Dated: February 5, 1992                  HEALTH & SCIENCES NETWORK, INC.


                                         By: /s/ Jack T. Smith
                                            -------------------------------
                                             Jack Smith, President

ATTEST:


/s/ Phyllis Farragut
--------------------------------
Phyllis Farragut, Secretary


                                       2